Exhibit 26(d)(1): Specimen Variable Universal Life Insurance Policy

SECURITY LIFE OF DENVER INSURANCE COMPANY

A Stock Company

INSURED:	JOHN DOE
POLICY DATE:	JANUARY 10, 2005
POLICY NUMBER:	67000001

WE AGREE TO PAY the death benefit to the beneficiary upon the death of the insured while this policy is in force.

WE ALSO AGREE to provide the other rights and benefits of the policy. These agreements are subject to the provisions of the policy.

Please Read Your Policy Carefully

FREE LOOK PERIOD. You have the right to examine and return this policy. You may return it by mail or other delivery to the agent who sold it to you or to our Customer Service Center within 10 days after you receive it. It will then be void from the beginning. Upon return of the policy, we will refund all premiums paid.

This policy is signed for Security Life of Denver Insurance Company by:

/s/ Mark A. Tullis                   /s/ Paula Cludray-Engelke

President Secretary

In this policy "you" and "your" refer to the owner of the policy. "We, "us", "our" and the "company" refer to Security Life of Denver Insurance Company.

This policy is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY.

This is a NON-PARTICIPATING policy.

Death benefits and other values provided by this policy, when based on the investment experience of the Variable Account, are variable. These values may increase or decrease, based on investment experience of the subaccounts and are not guaranteed as to a fixed dollar amount. Death benefits are payable by us upon the death of the insured. There is no maturity date. Flexible premiums are payable by you during the lifetime of the insured until the policy anniversary nearest the insured's age 100.

SECURITY LIFE OF DENVER INSURANCE COMPANY

Home Office: Customer Service Center:

1290 Broadway P. O. Box 724927

Denver, Colorado 80203 Atlanta, Georgia 30119

TABLE OF CONTENTS

SCHEDULE 4

DEFINITIONS 5

INSURANCE COVERAGE PROVISIONS 7

POLICY Date 7

Total death benefit 7

REQUESTED CHANGE IN INSURANCE COVERAGE 8

DEATH BENEFIT OPTION CHANGES 8

Payout of Proceeds 9

PREMIUM PROVISIONS 9

SCHEDULED Premiums 9

UNSCHEDULED Premiums 9

Premium Limitation 10

Initial Premium Allocation 10

Subsequent Premium Allocations 10

NET PREMIUM 11

Changes to Premium Allocations 11

VARIABLE ACCOUNT PROVISIONS 11

The Variable Account 11

SUBACCOUNTS 12

Changes Within The Variable Account 12

GENERAL ACCOUNT PROVISIONS 13

The General Account 13

Fixed Account 13

Loan Account 13

TRANSFER PROVISIONS 13

POLICY VALUE PROVISIONS 14

Accumulation Unit Value 14

Accumulation Experience Factor 14

Value of THE SubaccountS 15

Fixed account value 15

Loan Account Value 16

DEDUCTIONS 16

Monthly Deduction 16

Cost of Insurance 17

ADJUSTMENT TO POLICY COST FACTORS 17

REDEMPTION FEES 17

LOAN PROVISIONS 17

Policy Loans 17

Loan Interest 18

Loan Account 18

TABLE OF CONTENTS (Continued)

PARTIAL WITHDRAWAL PROVISIONS 18

SURRENDER PROVISIONS 19

Basis of Computations 19

Full Surrenders 19

GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS 20

Grace Period 20

Termination 20

Reinstatement 20

Deferral of Payment 21

GENERAL POLICY PROVISIONS 21

The Policy 21

Policy Changes 21

Procedures 22

Ownership 22

Beneficiaries 22

change Right 22

Collateral Assignment 23

Incontestability 23

Misstatement of Age or Sex 23

Suicide Exclusion 23

Periodic Reports 23

Illustration of Benefits and Values 24

NON-PARTICIPATING 24

CUSTOMER SERVICE CENTER 24

PAYOUTS OTHER THAN AS ONE SUM 24

Election 24

Payout Options 24

Change and Withdrawal 25

Minimum Amounts 25

Supplementary Policy 26

Income Protection 26

Death of Primary Payee 26

Payments Other Than Monthly 26

Any supplementary amendments, endorsements or riders and a copy of the application follow the final policy provisions and are part of the policy.

SCHEDULE

POLICY NUMBER 67000001

POLICY DATE JANUARY 10, 2005

EFFECTIVE DATE JANUARY 10, 2005

POLICYOWNER JOHN Q. DOE

INSURED JOHN Q. DOE

AGE/SEX 35 MALE

UNDERWRITING CLASS [GI/SI/UW]

PREMIUM CLASS: STANDARD NONSMOKER

RATING FACTOR: 1.00

INITIAL BASE INSURANCE COVERAGE $100,000

INITIAL TERM INSURANCE RIDER COVERAGE $150,000

MINIMUM BASE INSURANCE COVERAGE $25,000

CURRENT COVERAGE

BASE INSURANCE COVERAGE $100,000

TERM INSURANCE RIDER COVERAGE $150,000

TOTAL INSURANCE COVERAGE $250,000

DEATH BENEFIT OPTION 1

MONTHLY PROCESSING DATE 10th

SCHEDULED PREMIUM $2000.00, ANNUAL

DEFINITION OF LIFE INSURANCE TEST [GUIDELINE PREMIUM] TEST

Coverage will expire prior to the policy anniversary nearest the insured's age 100 if premiums are insufficient to continue coverage. Coverage will also be affected by partial withdrawals, policy loans, changes in the current cost of insurance rates and the investment experience of the subaccounts.

CUSTOMER SERVICE CENTER:

P. O. Box 724927

Atlanta, Georgia 30119

Toll Free Telephone Number: 866-790-1988

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

EXPENSE CHARGES

A. Guaranteed Maximum Expense Charges
    Premium Expense Charge: The Premium Expense Charge is the sum of the Tax Charge and the Sales Charge as described below.

    * Tax Charge: 4.00% of each premium payment.

    * Sales Charge: 7.00% of each premium payment.

    Cost of Insurance Charge: See Guaranteed Maximum Monthly Cost of Insurance Rates Table.
    Policy Charge: $10.00 per month in all policy years.
    Policy Acquisition Charge: [$0.33454] per thousand of Initial Base Insurance Coverage per month in all policy years.
    Mortality and Expense Risk Charge: 0.02917% of the Variable Account Value per month in all policy years.
    Term Rider Acquisition Charge: [$0.36799] per thousand of Initial Term Insurance Rider Coverage per month in all policy years.

B. Refund of Applicable Expense Charges: A portion of the following expense charges that are assessed in the first policy year will be refunded on surrender as shown in the following table:

Policy Year	Portion of First Policy Year Premium Expense Charge	Portion of First Policy Year Policy Acquisition Charge
1	40%	40%
2	20%	20%

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

POLICYHOLDER TRANSACTION CHARGES

Excess Illustration Fee $25 for each illustration after the first in a policy year.

Partial Withdrawal Fee $10.00 for each withdrawal

POLICY LOANS

Policy Loan Interest Rate 3.75% per year in policy years 1-10

3.50% per year in policy years 11-20

3.25% per year thereafter

Guaranteed Interest Rate Credited to

Loan Account 3.00% per policy year

Maximum Loan Amount See Loan Provisions section

PARTIAL WITHDRAWALS

Minimum Partial Withdrawal Amount $500

Maximum Partial Withdrawal Amount The net policy value on the date of the partial withdrawal less loan interest, if any, to the end of the policy year, and less the Partial Withdrawal Fee

FIXED ACCOUNT

Guaranteed Minimum Interest Rate for

the Fixed Account 3.00% per policy year

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

The policy's total death benefit at any time will be at least equal to the policy value plus the refund of applicable expense charges, if any, times the appropriate factor from this table.

DEFINITION OF LIFE INSURANCE

CASH VALUE ACCUMULATION TEST

DEATH BENEFIT FACTORS

[MALE 100% RATING WITH NO FLAT EXTRAS]

Insured's Age	Factor	Insured's Age	Factor	Insured's Age	Factor
20	6.3938	50	2.4728	80	1.2560
21	6.2102	51	2.4008	81	1.2392
22	6.0300	52	2.3317	82	1.2232
23	5.8526	53	2.2654	83	1.2082
24	5.6776	54	2.2019	84	1.1942
25	5.5051	55	2.1412	85	1.1812
26	5.3350	56	2.0831	86	1.1692
27	5.1677	57	2.0275	87	1.1580
28	5.0038	58	1.9742	88	1.1475
29	4.8436	59	1.9230	89	1.1374
30	4.6874	60	1.8740	90	1.1277
31	4.5354	61	1.8269	91	1.1181
32	4.3879	62	1.7818	92	1.1082
33	4.2448	63	1.7387	93	1.0979
34	4.1064	64	1.6976	94	1.0869
35	3.9726	65	1.6584	95	1.0748
36	3.8433	66	1.6211	96	1.0616
37	3.7186	67	1.5855	97	1.0476
38	3.5985	68	1.5516	98	1.0334
39	3.4829	69	1.5191	99	1.0198
40	3.3717	70	1.4880	100 and older	1.0000
41	3.2649	71	1.4583
42	3.1623	72	1.4301
43	3.0636	73	1.4033
44	2.9689	74	1.3781
45	2.8779	75	1.3546
46	2.7904	76	1.3325
47	2.7064	77	1.3117
48	2.6255	78	1.2922
49	2.5477	79	1.2737

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

The policy's total death benefit at any time will be at least equal to the policy value plus the refund of applicable expense charges, if any, times the appropriate factor from this table.

DEFINITION OF LIFE INSURANCE

CASH VALUE ACCUMULATION TEST

DEATH BENEFIT FACTORS

[FEMALE 100% RATING WITH NO FLAT EXTRAS]

Insured's Age	Factor	Insured's Age	Factor	Insured's Age	Factor
20	7.6300	50	2.8872	80	1.3188
21	7.3868	51	2.8017	81	1.2949
22	7.1506	52	2.7193	82	1.2724
23	6.9209	53	2.6399	83	1.2513
24	6.6978	54	2.5636	84	1.2316
25	6.4814	55	2.4901	85	1.2135
26	6.2711	56	2.4192	86	1.1967
27	6.0672	57	2.3508	87	1.1811
28	5.8693	58	2.2845	88	1.1665
29	5.6776	59	2.2202	89	1.1528
30	5.4919	60	2.1577	90	1.1398
31	5.3122	61	2.0971	91	1.1272
32	5.1382	62	2.0385	92	1.1148
33	4.9697	63	1.9820	93	1.1024
34	4.8065	64	1.9279	94	1.0897
35	4.6490	65	1.8762	95	1.0764
36	4.4966	66	1.8268	96	1.0624
37	4.3498	67	1.7794	97	1.0480
38	4.2086	68	1.7339	98	1.0335
39	4.0727	69	1.6899	99	1.0198
40	3.9423	70	1.6474	100 and older	1.0000
41	3.8173	71	1.6064
42	3.6973	72	1.5670
43	3.5822	73	1.5294
44	3.4714	74	1.4937
45	3.3649	75	1.4601
46	3.2622	76	1.4285
47	3.1633	77	1.3987
48	3.0679	78	1.3706
49	2.9759	79	1.3440

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

The policy's total death benefit at any time will be at least equal to the policy value plus the refund of applicable expense charges, if any, times the appropriate factor from this table.

DEFINITION OF LIFE INSURANCE

CASH VALUE ACCUMULATION TEST

DEATH BENEFIT FACTORS

[UNISEX 100% RATING WITH NO FLAT EXTRAS]

Insured's Age	Factor	Insured's Age	Factor	Insured's Age	Factor
20	6.3938	50	2.4728	80	1.2560
21	6.2102	51	2.4008	81	1.2392
22	6.0300	52	2.3317	82	1.2232
23	5.8526	53	2.2654	83	1.2082
24	5.6776	54	2.2019	84	1.1942
25	5.5051	55	2.1412	85	1.1812
26	5.3350	56	2.0831	86	1.1692
27	5.1677	57	2.0275	87	1.1580
28	5.0038	58	1.9742	88	1.1475
29	4.8436	59	1.9230	89	1.1374
30	4.6874	60	1.8740	90	1.1277
31	4.5354	61	1.8269	91	1.1181
32	4.3879	62	1.7818	92	1.1082
33	4.2448	63	1.7387	93	1.0979
34	4.1064	64	1.6976	94	1.0869
35	3.9726	65	1.6584	95	1.0748
36	3.8433	66	1.6211	96	1.0616
37	3.7186	67	1.5855	97	1.0476
38	3.5985	68	1.5516	98	1.0334
39	3.4829	69	1.5191	99	1.0198
40	3.3717	70	1.4880	100 and older	1.0000
41	3.2649	71	1.4583
42	3.1623	72	1.4301
43	3.0636	73	1.4033
44	2.9689	74	1.3781
45	2.8779	75	1.3546
46	2.7904	76	1.3325
47	2.7064	77	1.3117
48	2.6255	78	1.2922
49	2.5477	79	1.2737

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

The policy's total death benefit at any time will be at least equal to the policy value plus the refund of applicable expense charges, if any, times the appropriate factor from this table.

DEFINITION OF LIFE INSURANCE

GUIDELINE PREMIUM TEST

DEATH BENEFIT FACTORS

Insured's Age	Factor	Insured's Age	Factor
20-40	2.50	70	1.15
41	2.43	71	1.13
42	2.36	72	1.11
43	2.29	73	1.09
44	2.22	74	1.07
45	2.15	75	1.05
46	2.09	76	1.05
47	2.03	77	1.05
48	1.97	78	1.05
49	1.91	79	1.05
50	1.85	80	1.05
51	1.78	81	1.05
52	1.71	82	1.05
53	1.64	83	1.05
54	1.57	84	1.05
55	1.50	85	1.05
56	1.46	86	1.05
57	1.42	87	1.05
58	1.38	88	1.05
59	1.34	89	1.05
60	1.30	90	1.05
61	1.28	91	1.04
62	1.26	92	1.03
63	1.24	93	1.02
64	1.22	94	1.01
65	1.20	95	1.00
66	1.19	96	1.00
67	1.18	97	1.00
68	1.17	98	1.00
69	1.16	99	1.00
		100 and older	1.00

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

Guaranteed Maximum Monthly Cost of Insurance Rates

Per $1000 of Net Amount at Risk

These rates apply to the Base Policy and Term insurance Rider.

[MALE 100% RATING WITH NO FLAT EXTRAS]

Age	Monthly Rate	Age	Monthly Rate	Age	Monthly Rate
20	0.15847	50	0.56089	80	8.63521
21	0.15931	51	0.61038	81	9.43078
22	0.15764	52	0.66577	82	10.33895
23	0.15513	53	0.72875	83	11.37350
24	0.15179	54	0.80018	84	12.51384
25	0.14762	55	0.87672	85	13.73773
26	0.14428	56	0.96005	86	15.02185
27	0.14261	57	1.04684	87	16.35661
28	0.14178	58	1.13962	88	17.73798
29	0.14261	59	1.23925	89	19.17199
30	0.14428	60	1.34998	90	20.67765
31	0.14845	61	1.47355	91	22.28714
32	0.15263	62	1.61341	92	24.06347
33	0.15931	63	1.77217	93	26.11993
34	0.16682	64	1.94909	94	28.81300
35	0.17600	65	2.14342	95	32.81758
36	0.18686	66	2.35100	96	39.64294
37	0.20022	67	2.57276	97	53.06605
38	0.21525	68	2.80882	98	83.33333
39	0.23280	69	3.06532	99	83.33333
40	0.25202	70	3.35367
41	0.27458	71	3.68199
42	0.29715	72	4.06029
43	0.32307	73	4.49620
44	0.34984	74	4.98352
45	0.37996	75	5.51331
46	0.41093	76	6.07653
47	0.44442	77	6.66569
48	0.47960	78	7.27588
49	0.51898	79	7.92387

The rates shown above are based on the 1980 U.S. Commissioner's Standard Ordinary for Males, age nearest birthday, and have been adjusted to reflect any substandard ratings that may apply to your policy.

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

Guaranteed Maximum Monthly Cost of Insurance Rates

Per $1000 of Net Amount at Risk

These rates apply to the Base Policy and Term insurance Rider.

[FEMALE 100% RATING WITH NO FLAT EXTRAS]

Age	Monthly Rate	Age	Monthly Rate	Age	Monthly Rate
20	0.08754	50	0.41428	80	5.67286
21	0.08921	51	0.44358	81	6.35051
22	0.09088	52	0.47625	82	7.14053
23	0.09255	53	0.51395	83	8.05859
24	0.09505	54	0.55251	84	9.09199
25	0.09672	55	0.59276	85	10.23158
26	0.09922	56	0.63303	86	11.47089
27	0.10172	57	0.67164	87	12.80817
28	0.10506	58	0.70859	88	14.24663
29	0.10840	59	0.74807	89	15.79787
30	0.11257	60	0.79261	90	17.48266
31	0.11674	61	0.84811	91	19.33505
32	0.12091	62	0.91795	92	21.41899
33	0.12509	63	1.00723	93	23.85238
34	0.13176	64	1.11093	94	26.92636
35	0.13760	65	1.22404	95	31.31011
36	0.14679	66	1.34321	96	38.50479
37	0.15764	67	1.46423	97	52.27571
38	0.17016	68	1.58372	98	83.33333
39	0.18519	69	1.71271	99	83.33333
40	0.20189	70	1.86144
41	0.22027	71	2.04194
42	0.23948	72	2.26723
43	0.25787	73	2.54448
44	0.27709	74	2.87245
45	0.29715	75	3.24392
46	0.31722	76	3.65336
47	0.33813	77	4.09428
48	0.36155	78	4.56716
49	0.38665	79	5.08570

The rates shown above are based on the 1980 U.S. Commissioner's Standard Ordinary for Females, age nearest birthday, and have been adjusted to reflect any substandard ratings that may apply to your policy.

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

Guaranteed Maximum Monthly Cost of Insurance Rates

Per $1000 of Net Amount at Risk

These rates apply to the Base Policy and Term insurance Rider.

[UNISEX 100% RATING WITH NO FLAT EXTRAS]

Age	Monthly Rate	Age	Monthly Rate	Age	Monthly Rate
20	0.15847	50	0.56089	80	8.63521
21	0.15931	51	0.61038	81	9.43078
22	0.15764	52	0.66577	82	10.33895
23	0.15513	53	0.72875	83	11.37350
24	0.15179	54	0.80018	84	12.51384
25	0.14762	55	0.87672	85	13.73773
26	0.14428	56	0.96005	86	15.02185
27	0.14261	57	1.04684	87	16.35661
28	0.14178	58	1.13962	88	17.73798
29	0.14261	59	1.23925	89	19.17199
30	0.14428	60	1.34998	90	20.67765
31	0.14845	61	1.47355	91	22.28714
32	0.15263	62	1.61341	92	24.06347
33	0.15931	63	1.77217	93	26.11993
34	0.16682	64	1.94909	94	28.81300
35	0.17600	65	2.14342	95	32.81758
36	0.18686	66	2.35100	96	39.64294
37	0.20022	67	2.57276	97	53.06605
38	0.21525	68	2.80882	98	83.33333
39	0.23280	69	3.06532	99	83.33333
40	0.25202	70	3.35367
41	0.27458	71	3.68199
42	0.29715	72	4.06029
43	0.32307	73	4.49620
44	0.34984	74	4.98352
45	0.37996	75	5.51331
46	0.41093	76	6.07653
47	0.44442	77	6.66569
48	0.47960	78	7.27588
49	0.51898	79	7.92387

The rates shown above are based on the 1980 U.S. Commissioner's Standard Ordinary for Males, age nearest birthday, and have been adjusted to reflect any substandard ratings that may apply to your policy.

SCHEDULE (Continued)

POLICY NUMBER: 67000001

POLICY DATE: JANUARY 10, 2005

EFFECTIVE DATE: JANUARY 10, 2005

SETTLEMENT OPTIONS

Settlement Option Interest Rate: 1.50% annually for Options I through V

Settlement Option Mortality Table: 2000 Annuitant Mortality Table with Projection Scale G

SETTLEMENT OPTION I - SAMPLE RATES

Number of Years of Monthly Payments	Minimum Monthly Installments Per $1,000 of Proceeds
5	$17.28
10	8.96
15	6.20
20	4.81
25	3.99
30	3.44

SETTLEMENT OPTION II - SAMPLE RATES

Sample Rates for Proceeds Applied in Calendar Year 2005 Life Income with 120 Monthly Installments Certain
Age at Nearest Birthday of Payee When Proceeds are Applied	Minimum Monthly Installments Per $1,000 of Proceeds
	Male	Female
50	$3.18	$2.95
55	3.54	3.27
60	4.00	3.67
65	4.60	4.20
70	5.35	4.90

DEFINITIONS

Accumulation unit: A unit of measurement used to calculate the account value in each subaccount.

Accumulation unit value: The value of the accumulation units of each subaccount. The accumulation unit value is determined as of each valuation date.

Age: The policy is issued at the age shown in the Schedule. The age is the age on the birthday nearest to the beginning of the policy year.

Customer Service Center: Our Customer Service Center is located at P.O. Box 724927, Atlanta, Georgia, 30119. For overnight delivery the address is 6425 Powers Ferry Road, Suite 300, Atlanta, Georgia 30339.

Fixed Account: Part of our General Account to which a portion of the account value may be allocated and which provides guarantees of principal and interest.

Free Look Period: The number of days after delivery during which you have the right to examine your policy and return it for a refund. See the cover page for a description of your free look period.

General Account: The account containing all of our assets other than those held in a variable account.

Initial period: The initial period ends on the date this policy was mailed from our Customer Service Center plus the Free Look Period plus five days.

Internal Revenue Code: The Internal Revenue Code of 1986, as amended.

Loan Account: Part of our General Account in which funds are set aside to secure any outstanding policy loan and accrued loan interest when due.

Monthly Processing Date: The date each month on which the monthly deductions from the policy value are due. The first monthly processing date will be the policy date or the date on which the initial net premium is allocated to your policy, if later. Subsequent monthly processing dates will be the same date as the policy date each month thereafter. If that date is not a valuation date or if that date is the 29th, 30th, or 31st and the current month does not contain that date, the monthly processing date will be the next valuation date.

Net policy value: The policy value minus any policy loan and accrued but unpaid loan interest.

Net premium: The premium paid minus the premium expense charges shown in the Schedule. These charges are deducted from each premium before the premium is applied to your policy value.

Partial withdrawal: The withdrawal of a portion of your net policy value. The partial withdrawal will reduce the amount of total death benefit in force.

Policy loan: The sum of amounts you have borrowed from your policy, increased by any policy loan interest capitalized when due, and reduced by any policy loan repayments.

Policy value: The sum of the amounts allocated to the subaccounts and to the Fixed Account, plus your balance in the Loan Account.

Scheduled premium: The premium amount that you specify on the application as the amount you intend to pay at fixed intervals over a specified period of time. Premiums may be paid monthly, quarterly, semiannually, or annually, as you determine. You need not pay the scheduled premium and you may change it at any time. Also, within limits, you may pay less or more than the scheduled premium.

Subaccounts: The distinct investment accounts available in the Variable Account, each of which invests in a corresponding mutual fund.

Surrender value: The amount of the policy value minus any policy loan including accrued but unpaid loan interest, plus the refund of applicable expense charges, if any, as shown in the Schedule.

Total insurance coverage: The total insurance coverage is the sum of the base insurance coverage plus the term insurance rider coverage, if any, provided by any term insurance rider attached to your policy and shown on the Schedule. Refer to your rider for more information.

Valuation date: Each date as of which the net asset value of the shares of the underlying mutual funds and unit values of the corresponding subaccounts are determined. Except for days that a subaccount's corresponding portfolio does not value its shares, a valuation date is any day:

  The New York Stock Exchange (NYSE) is open for trading, except for days on which valuations are suspended by the Securities and Exchange Commission; or
  As may be required by law.

Valuation period: The period which begins at 4:00 p.m. Eastern Time on a valuation date and ends at 4:00 p.m. Eastern Time on the next succeeding valuation date.

Variable Account: The Variable Account is an account established by us, pursuant to the laws of the State of Colorado, to separate the assets funding the benefits for the class of policies to which this policy belongs from our other assets.

INSURANCE COVERAGE PROVISIONS

POLICY Date

The policy date shown in the Schedule is the effective date for all coverage provided in the original application. However, there is no insurance coverage under this policy until the initial premium is paid. The policy date is the date from which we measure policy years and determine the monthly processing date. The first monthly processing date will be the policy date or the date on which the initial net premium is allocated to your policy, if later. Future monthly processing dates are the same date each month as the policy date unless this is not a valuation date, in which case the monthly processing date occurs on the next valuation date. A policy anniversary occurs each year on the same month and date as the policy date unless this is not a valuation date in which case the policy anniversary occurs on the next valuation date.

Total death benefit

The total death benefit includes the death benefit from the term insurance rider, if any, attached to this policy. The total death benefit prior to age 100 will be determined as follows:

Option 1: Under Option 1, the total death benefit is the greater of:

    The base insurance coverage plus any term insurance rider coverage; or
    The sum of the policy value and the refund of applicable expense charges, if any, multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

Option 2: Under Option 2, the total death benefit is the greater of:

    The base insurance coverage plus any term insurance rider coverage plus the policy value; or
    The sum of the policy value and the refund of applicable expense charges, if any, multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

Option 3: Under Option 3, the total death benefit is the greater of:

    The base insurance coverage plus any term insurance rider coverage plus premiums paid less partial withdrawals and partial withdrawal fees; or
    The sum of the policy value and the refund of applicable expense charges, if any, multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

The death benefit option, base insurance coverage, and any term insurance rider coverage are shown in the Schedule.

For all policies, the total death benefit after age 100 is the policy value multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule.

This policy is designed to qualify as a life insurance contract under the Internal Revenue Code. All terms and provisions of the policy shall be construed in a manner consistent with that design. The total death benefit in force at any time shall not be less than the amount of insurance necessary to achieve such qualification under the applicable provisions of the Internal Revenue Code in existence at the time the policy is issued. We reserve the right to amend the policy or adjust the amount of insurance when required to maintain this tax qualification. We will send you a copy of any policy amendment. For a policy using the Guideline Premium Test, we reserve the right to reject any policy change request that would cause the guideline level annual premium to become negative.

REQUESTED Change in Insurance Coverage

Increases in the base insurance coverage are not permitted, but increases in term insurance rider coverage may be allowed under a term insurance rider, if attached to this policy.

After the first policy anniversary, you may request a decrease in the total coverage amount. A decrease will first reduce any term insurance rider coverage and will then reduce the base insurance coverage. We will limit the decrease such that, immediately after the requested decrease, the base insurance coverage is at least the minimum we require. The minimum base insurance coverage is shown in the Schedule.

Any requested change in the total insurance coverage must be at least $1,000. The effective date of the change will be the monthly processing date immediately following the date your written application is approved by us. We will send you an amended Schedule reflecting the change, the benefit under any riders, if applicable, and the guaranteed maximum monthly cost of insurance rates.

DEATH BENEFIT OPTION CHANGES

Beginning with the first monthly processing date and ending with the policy anniversary nearest the insured's age 100, you may request to change the death benefit option to Option 1. This change will be effective as of the next monthly processing date following our approval. Death benefit option changes to Option 2 or Option 3 are not allowed. You may not change death benefit option if your death benefit is currently equal to the sum of the policy value and the refund of applicable expense charges, if any, multiplied by the appropriate factor from the Death Benefit Factors shown in the Schedule. After the effective date of the change, the base insurance coverage will be changed according to the following table:
OPTION CHANGE
FROM	TO	BASE INSURANCE COVERAGE FOLLOWING THE OPTION CHANGE EQUALS:

Option 2	Option 1	Base insurance coverage prior to such change plus your policy value as of the effective date of the change.
Option 3	Option 1	Base insurance coverage prior to such change plus the sum of all the premiums paid minus all partial withdrawals and partial withdrawal fees prior to the effective date of the change.

PAYOUT OF PROCEEDS

Proceeds refer to the amount we will pay:

  Upon surrender of the policy; or

  Upon the insured's death.

The proceeds paid upon surrender of this policy will be the surrender value. The amount of proceeds payable upon the insured's death will be the total death benefit in effect on the date of the insured's death, minus any outstanding policy loan including accrued but unpaid interest, minus any unpaid monthly deductions incurred prior to the date of the insured's death. The calculation of the death proceeds will be computed as of the date of the insured's death.

We will determine the amount of proceeds payable when we have received due proof of the insured's death and any other information which is necessary to process the claim. Any proceeds we pay are subject to adjustments as provided in the Misstatement of Age or Sex, Suicide Exclusion and Incontestability provisions.

We will pay proceeds in one sum unless you request an alternate method of payment. The available payout methods are described in the Payouts Other Than As One Sum provision. Contact us, or your registered representative, for additional information. Interest will be paid on the one sum death proceeds from the date of the insured's death to the date of payment, or until a payout option is selected. Interest will be at the rate we declare, or at any higher rate required by law.

PREMIUM PROVISIONS

SCHEDULED Premiums

The scheduled premium as shown in the Schedule may be paid while this policy is in force prior to the policy anniversary nearest the insured's age 100. You may increase or decrease the amount of the scheduled premium, subject to limits we may set and the Premium Limitation provision. Premiums are to be paid to the Customer Service Center. A receipt signed by an officer of the company will be furnished upon request. Under conditions provided in the Grace Period provision you may be required to make premium payments to keep the policy in force. You may pay premiums on a monthly basis through an automated payment facility.

UNSCHEDULED Premiums

You may make unscheduled premium payments at any time the policy is in force prior to the policy anniversary nearest the insured's age 100, subject to the Premium Limitation provision. We generally consider any payments we receive, scheduled or unscheduled, as premium payments. Premiums are to be paid to the Customer Service Center. A receipt signed by an officer of the company will be furnished upon request. Unless you tell us otherwise, we will not apply any payments we receive to reduce or pay off any existing policy loan and, as such, premium expense charges will be deducted. We reserve the right to consider any payment we receive as a loan repayment at our discretion.

Premium Limitation

We will refund any premium that causes your policy to not qualify as a life insurance policy under the Internal Revenue Code. No premium may be paid after the death of the insured. No premium may be paid after the policy anniversary nearest the insured's age 100.

We may require proof that satisfies us that the insured is still insurable if any premium, scheduled or unscheduled, would increase the difference between the death benefit and the policy value.

Initial Premium Allocation

Any net premiums we receive before the end of the Initial Period will be allocated to the Variable Account or the Fixed Account on the later of the policy date or the date we receive the premium at our Customer Service Center. Net premiums that you designate for allocation to subaccounts of the Variable Account will be allocated to the initial premium subaccount as described in your prospectus. Net premiums you designate for allocation to the Fixed Account will be allocated to that account. On the valuation date immediately following the end of the Initial Period, the balance in the initial premium subaccount will be transferred to other subaccounts of the Variable Account according to your allocation instructions. The amounts allocated to the Fixed Account will remain in that subaccount. If the initial period has ended on the policy date, all net premiums will be allocated on the policy date to subaccounts of the Variable Account and/or to the Fixed Account according to your allocation instructions.

Subsequent Premium Allocations

After the initial period, all future scheduled and unscheduled net premiums will be allocated to the subaccounts according to your allocation instructions. This allocation will occur at the end of the valuation period during which we receive the premium at our Customer Service Center.

NET PREMIUM

Net premium equals the premium paid minus the premium expense charges shown in the Schedule.

Each time we receive a premium we determine the premium expense charges by multiplying the premium expense charge percentages times the premium.

Changes to Premium Allocations

You may change your premium allocation according to instructions included in your latest policy prospectus.

VARIABLE ACCOUNT PROVISIONS

THE VARIABLE ACCOUNT

The Variable Account is an account established by us, pursuant to the laws of the State of Colorado, to separate the assets funding the benefits for the class of policies to which this policy belongs from the other assets of Security Life of Denver Insurance Company.

The Variable Account, Security Life Separate Account LI, is registered as a unit investment trust under the Investment Company Act of 1940. The Variable Account will be used to fund only the variable life insurance benefits. All income, gains and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to income, gains or losses of our General Account. The assets of the Variable Account are our property but are separate from our General Account and our other variable accounts. That portion of the assets of the Variable Account equal to the policy liabilities with respect to the Variable Account is not chargeable with liabilities arising out of any other business we may conduct or subject to creditor claims against us. The assets of the Variable Account shall be available to cover the liabilities of the General Account only to the extent that the assets of the Variable Account exceed the liabilities of the Variable Account under this policy.

SUBACCOUNTS

The Variable Account is divided into subaccounts, each of which invests in a corresponding underlying mutual fund designed to meet the objectives of the subaccount. The current eligible subaccounts are shown in your policy prospectus. We may, from time to time, add additional subaccounts. If we do, you may be permitted to select from these other subaccounts subject to the terms and conditions we may impose on those allocations.

We reserve the right to limit the number of subaccounts in which you may invest over the life of the policy. This limit, if any, will be listed in the latest policy prospectus.

CHANGES WITHIN THE VARIABLE ACCOUNT

When permitted by law, and subject to any required notice to you and acceptance of the Securities and Exchange Commission (SEC), and approval by state regulatory authorities or policy owners, we may from time to time make the following changes to the Variable Account:

* Make additional subaccounts available. These subaccounts will invest in corresponding mutual funds we find suitable for the policy.

* Close or eliminate subaccounts from the Variable Account or combine two or more subaccounts.

* Substitute a new mutual fund for the existing mutual fund in which a subaccount invests. A substitution may become necessary if, in our judgment, a mutual fund no longer suits the purposes of the policy. This may happen due to a change in laws or regulations, or a change in a mutual fund's investment objectives or restrictions. This may also happen if the mutual fund is no longer available for investment, or for some other reason, such as a declining asset base.

* Transfer assets of the Variable Account, which we determine to be associated with the class of policies to which your policy belongs, to another variable account.

* Withdraw the Variable Account from registration under the Investment Company Act of 1940.

* Operate the Variable Account as a management investment company under the Investment Company Act of 1940.

* Invest one or more subaccounts in a mutual fund other than, or in addition to, the existing mutual funds.

* Discontinue the sale of policies.

* Terminate any employer or plan trustee agreement with us pursuant to its terms.

* Restrict or eliminate any voting rights as to the Variable Account.

* Make any changes required by the Investment Company Act of 1940 or the rules or regulations thereunder.

GENERAL ACCOUNT PROVISIONS

THE GENERAL ACCOUNT

The General Account holds all of our assets other than those held in the Variable Account or our other variable accounts. The Fixed Account is a part of our General Account.

FIXED ACCOUNT

The Fixed Account is another account to which you may allocate premiums or make transfers. The Fixed Account value is equal to amounts allocated to this account plus any earned interest minus deductions taken from this account. Interest is credited at the guaranteed rate shown in the Schedule or may be credited at a higher rate.

LOAN ACCOUNT

The Loan Account is the account set aside to secure the policy loan, if any. See the Loan Provisions section for information.

TRANSFER PROVISIONS

After the initial premium allocation and until the policy anniversary nearest the insured's age 100, your account value in each subaccount may be transferred to any other subaccount or to the Fixed Account upon your request. One transfer from the Fixed Account into the subaccounts may be made during the first 30 days of each policy year. Additional limitations and requirements will be listed in and governed by your policy prospectus in effect at the time of the transfer. On the policy anniversary nearest the insured's age 100, your account value in each subaccount will be transferred into the Fixed Account and no further transfers will be allowed. Likewise, if you exercise your Change Right during the first two policy years, your account value in each subaccount will be transferred into the Fixed Account and no further transfers will be allowed.

POLICY VALUE PROVISIONS

The policy value is the sum of the amounts allocated to the subaccounts and to the Fixed Account plus your balance in the Loan Account.

The policy value is based on premiums paid, policy and rider charges assessed, loans and withdrawals taken, monthly deductions, premium expense charges, transaction charges, and the investment experience or credited interest of the account to which your policy value is allocated.

Your net policy value is equal to your policy value minus any policy loan and accrued but unpaid loan interest.

The value of each subaccount and the Fixed Account as of the first monthly processing date is equal to:

  The allocation to that account of the first net premium paid; minus
  The portion of any monthly deductions due on the first monthly processing date allocated to that account.

ACCUMULATION UNIT VALUE

The investment experience of a subaccount is determined as of each valuation date. We use an accumulation unit value to measure the experience of each of the subaccounts during a valuation period. We generally set the accumulation unit value at $10 when each subaccount is opened. The accumulation unit value for a valuation date equals the accumulation unit value for the preceding valuation date multiplied by the accumulation experience factor defined below for the valuation period ending on the valuation date.

The number of units for a given transaction related to a subaccount as of a valuation date is determined by dividing the dollar value of that transaction by that subaccount's accumulation unit value for that date.

ACCUMULATION EXPERIENCE FACTOR

For each subaccount, the accumulation experience factor reflects the investment experience of the corresponding mutual fund in which that subaccount invests and the charges assessed against that subaccount for a valuation period. The accumulation experience factor is calculated as follows:

  The net asset value of the corresponding mutual fund in which that subaccount invests as of the end of the current valuation period; plus

  The amount of any dividend or capital gains distribution declared and reinvested in the corresponding mutual fund in which that subaccount invests during the current valuation period; minus

  A charge for taxes, if any.

  The result of (a), (b) and (c) is then divided by the net asset value of the corresponding mutual fund in which that subaccount invests as of the end of the preceding valuation period.

VALUE OF THE SUBACCOUNTS

On valuation dates after the first monthly processing date, the value of each subaccount of the Variable Account is calculated as follows:

  The number of accumulation units in that subaccount as of the beginning of the current valuation period multiplied by that subaccount's accumulation unit value for the current valuation period; plus
  Any additional net premiums allocated to that subaccount during the current valuation period; minus
  Any partial withdrawals taken and any applicable partial withdrawal fees which are allocated to that subaccount during the current valuation period; plus
  Any amounts transferred into that subaccount from the Loan Account as a result of a loan or loan interest payment; minus
  Any amounts transferred to the Loan Account as a result of any loans which are allocated to that subaccount during the current valuation period; minus
  The portion of the monthly deduction allocated to that subaccount, if a monthly processing date occurs during the current valuation period; minus
  The portion of any transaction charges and mutual fund redemption fees allocated to that subaccount during the current valuation period; plus
  Any value transferred to that subaccount during the current valuation period; minus
  Any value transferred from that subaccount during the current valuation period.

FIXED ACCOUNT VALUE

On valuation dates after the first monthly processing date, the value of the Fixed Account is calculated as follows:

  The value of the Fixed Account at the end of the preceding valuation period plus interest at the declared rate credited during the current valuation period; plus
  Any additional net premiums allocated to the Fixed Account plus interest credited to these premiums during the current valuation period; minus
  Any partial withdrawals taken and any applicable partial withdrawal fees which are allocated to the Fixed Account during the current valuation period; plus
  Any amounts transferred from the Loan Account as a result of a loan or loan interest payment; minus
  Any amounts transferred to the Loan Account as a result of any loans which are allocated to the Fixed Account during the current valuation period; minus
  The portion of the monthly deduction allocated to the Fixed Account, if a monthly processing date occurs during the current valuation period; minus
  The portion of any transaction charges and mutual fund redemption fees allocated to the Fixed Account during the current valuation period; plus
  Any value transferred to the Fixed Account during the current valuation period; minus
  Any value transferred from the Fixed Account during the current valuation period.

LOAN ACCOUNT VALUE

On valuation dates after the first monthly processing date, your value of the Loan Account is equal to:

  The value of the Loan Account on the prior valuation date; plus

  Any interest credited to the Loan Account during the valuation period; plus

  An amount equal to any additional loans since the prior valuation date; minus

  Any loan repayments, including payment of loan interest; plus

  The amount of accrued loan interest if the valuation date is a policy anniversary; minus

  The amount of interest credited to the Loan Account during the year if the valuation date is a policy anniversary.

On policy anniversaries, any amount of interest credited to the Loan Account during the year is transferred from the Loan Account to the Variable Account and Fixed Account in the same proportion that your value in each bears to your net policy value as of that date. The credited interest rate will not be less than the guaranteed interest rate shown on the Schedule.

DEDUCTIONS

MONTHLY DEDUCTION

The monthly deduction is equal to:

  The mortality and expense risk charge; plus

  The charges for any additional benefits provided by riders in force under the policy; plus

  The policy charge; plus

  The policy acquisition charge; plus

  The cost of insurance charges for this policy.

The guaranteed maximum rate for each of these charges is shown in the Schedule although we may charge a lower rate.

This deduction is taken from your policy values as of the monthly processing date. Monthly deductions are allocated to the subaccounts and Fixed Account as described in your latest prospectus. After the policy anniversary nearest the insured's age 100 no further monthly deductions will be made.

Policyholder transaction charges, as described in the Schedule, are deducted at the time of the applicable transaction regardless of the insured's age.

COST OF INSURANCE

The total cost of insurance for the policy and the term insurance rider, if any, is the cost of insurance rate multiplied by the net amount at risk. It is determined each month as of the monthly processing date after the monthly deductions (other than cost of insurance charges for the total death benefit and any riders).

The net amount at risk is (a) minus (b) where:

  Is the total death benefit, divided by the result of 1 plus the monthly equivalent of the guaranteed interest rate for the Fixed Account as shown in the Schedule; and
  Is your policy value.

ADJUSTMENT TO POLICY COST FACTORS

We may periodically change the current rates for the cost of insurance and other expense charges, or the current interest rate we credit to the Fixed Account Value. Any changes will be based on our expectations of the following future cost factors: mortality, expenses including taxes, persistency, investment earnings, and reinsurance. Any change will apply to all policies of the same sex, age, policy year, underwriting class and premium class that have been in force for the same period of time. The current cost of insurance and expense charge rates will never exceed the guaranteed maximum rates shown in the Schedule. The interest rate we credit to the Fixed Account Value will never be less than the guaranteed minimum shown in the schedule. We will not adjust cost of insurance rates, other expense charges, or the interest rate we credit to the Fixed Account Value, to recover past losses.

REDEMPTION FEES

If applicable, we deduct the amount of any redemption fees imposed by the underlying mutual funds as a result of withdrawals, transfers or other transactions you initiate. Redemption fees, if any, are separate and distinct from any transaction charges or any other charges deducted from your policy value.

LOAN PROVISIONS

POLICY LOANS

You may obtain a policy loan, secured only by your policy, on or after the first monthly processing date. The maximum amount you may borrow at any time equals the net policy value on the date of the loan request less any accrued but unpaid loan interest to the next policy anniversary and less all monthly deductions to the next policy anniversary. The policy loan is a first lien on your policy. The outstanding policy loan amount is equal to the loan amount as of the beginning of the policy year plus new loans and minus loan repayments, plus accrued interest.

LOAN INTEREST

The annual policy loan interest rates are shown in the Schedule. If a loan is made, interest is due and payable at the end of the policy year. Thereafter, interest on the loan amount is due annually at the end of each policy year until the loan is repaid. If interest is not paid when due, it is added to the policy loan.

If the policy loan amount and any accrued interest equals or exceeds the policy value, a premium sufficient to keep this policy in force must be paid as provided in the Grace Period provision.

LOAN ACCOUNT

When a policy loan is taken or when interest is not paid in cash when due, an amount equal to the loan or unpaid loan interest respectively, is transferred from the subaccounts and the Fixed Account to the Loan Account to secure the loan. This amount will be deducted from the subaccounts and the Fixed Account in the same proportion that your value in each bears to your net policy value as of the date the transfer is effective. Your account value in the Loan Account will be credited with interest at the interest rate for the Loan Account shown in the Schedule.

When a loan repayment is made, an amount equal to the repayment is transferred from the Loan Account to the Fixed Account and the subaccounts in the same proportion as your current premium allocation.

PARTIAL WITHDRAWAL PROVISIONS

You may request a partial withdrawal from your policy value by writing to us at our Customer Service Center. The minimum and maximum partial withdrawal amounts are shown in the Schedule. When we process a partial withdrawal, the amount of the withdrawal plus a partial withdrawal fee is deducted from your policy value. The amount of the partial withdrawal fee is shown in the Schedule.

For Option 1 death benefit, your total insurance coverage is decreased by the amount of the partial withdrawal and partial withdrawal fee. However, if the decrease in total insurance coverage would not affect your total death benefit on the day of the withdrawal, we will not decrease the total insurance coverage.

For Option 2 death benefit, a partial withdrawal does not decrease your total insurance coverage.

For Option 3 death benefit, a partial withdrawal does not decrease your total insurance coverage unless total partial withdrawals and partial withdrawal fees since the policy date have exceeded total premiums paid since the policy date. However, if a decrease in total insurance coverage would not affect your total death benefit on the day of the withdrawal, we will not decrease the total insurance coverage.

Any decrease in total insurance coverage will first reduce any term insurance rider coverage and will then reduce the base insurance coverage. Any decrease in insurance coverage or policy value will occur as of the date the partial withdrawal is processed.

We will limit the partial withdrawal if needed to satisfy the minimum base insurance coverage as shown in the Schedule.

We will take the partial withdrawal, including the partial withdrawal fee, from the Fixed Account and the subaccounts in the same proportion that your value in each bears to your net policy value immediately prior to the withdrawal.

We will send you a new Schedule after the withdrawal if there is any change to the total insurance coverage. We may ask you to return your policy to our Customer Service Center to make this change. The withdrawal and the reductions in death benefits will be effective as of the valuation date after we receive your request.

SURRENDER PROVISIONS

BASIS OF COMPUTATIONS

The policy values under the policy are not less than the minimum cash values required as of the policy date by the state in which your policy was delivered. A detailed statement of the method of computation of policy values under the policy has been filed with the insurance department of the state in which the policy was delivered, if required. A detailed statement is available to you upon request.

FULL SURRENDERS

You may surrender your policy after the Free Look Period or at any time before the death of the insured and receive the surrender value. We will compute the surrender value as of the next valuation date after we receive both your request and the policy at our Customer Service Center. This policy will be canceled as of the date we receive your request, and there will be no further benefits under this policy. Once you surrender this policy, it cannot be reinstated.

If you surrender your policy, the surrender value may include a refund of applicable expense charges, if any, made against your policy. The amount of the refund is described in the Schedule.

GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS

GRACE PERIOD

On a monthly processing date, if the net policy value is zero or less, the policy will enter into a 61-day grace period.

During the grace period you must make the required premium payment then due to keep the policy in force. If this amount is not received in full by the end of the grace period, the policy will lapse without value. The required premium payment will be equal to past due charges plus an amount we expect to be sufficient to keep the policy and any riders in force for two months following our receipt of the required premium payment. If we receive at least the required premium payment during the grace period, we will apply the net premium payment to the policy and make deductions for the past due amounts.

Notice of the amount of the required premium payment will be mailed to you and any assignee at the last known address at least 30 days before the end of the grace period.

If the death of the insured occurs during the grace period, we will deduct any overdue monthly charges from the death proceeds of the policy.

TERMINATION

All coverage provided by this policy will end as of the earliest of:

  The date the policy is surrendered;
  The date of the insured's death; or
  The date the grace period ends without payment of the required premium.

REINSTATEMENT

The policy and its riders may be reinstated within five years after the beginning of the grace period. The reinstatement will be effective as of the monthly processing date on or next following the date we approve your written application for reinstatement.

We will reinstate the policy and any riders if the following conditions are met:

  You have not surrendered the policy for its surrender value;
  You submit evidence satisfactory to us that the insured is still insurable according to our normal rules of underwriting for the applicable underwriting class for this type of policy; and
  We receive payment of the amount of premium sufficient to keep the policy and any riders in force from the beginning of the grace period to the end of the expired grace period and for two months after the date of reinstatement. We will let you know the amount of premium needed for this purpose at the time you request reinstatement.

We will reinstate any policy loan, with accrued loan interest to the end of the grace period, which existed when coverage ended. Upon reinstatement, the net premium received minus past due amounts will be allocated to the subaccounts and the Fixed Account according to the premium allocation percentages in effect at the start of the grace period or as directed by you in writing at the time of reinstatement.

DEFERRAL OF PAYMENT

Requests for withdrawals, policy loans or payment of proceeds for a full surrender will be mailed within seven days of receipt of the request in a form acceptable to us. However, we may postpone the processing of any such Variable Account transactions for any of the following reasons:

  The NYSE is closed, other than customary weekend and holiday closings.
  Trading on the NYSE is restricted by the SEC.
  The SEC declares that an emergency exists as a result of which disposal of securities in the Variable Account is not reasonably practicable to determine your account value in the subaccounts.
  A governmental body having jurisdiction over the Variable Account by order permits such suspension.

Rules and regulations of the SEC, if any, are applicable and will govern as to whether conditions described in (b), (c), or (d) exist.

Death proceeds will be paid within seven days of determination of the proceeds and are not subject to deferment. We may defer payment of any surrender proceeds, withdrawal or loan amounts from the Fixed Account for up to six months.

GENERAL POLICY PROVISIONS

THE POLICY

The policy, including the original application and applications for any increases, decreases, riders, endorsements, any Schedule pages, and any reinstatement applications make up the entire contract between you and us. A copy of the original application will be attached to the policy at issue or at delivery. A copy of any application as well as a new Schedule will be attached or furnished to you to attach to the policy at the time of any change in coverage. In the absence of fraud, all statements made in any application will be considered representations and not warranties. No statement will be used to deny a claim unless it is in an application.

POLICY CHANGES

All changes made by us must be signed by our president or an officer and by our secretary or assistant secretary. No agent or any other person can change any of this policy's terms and conditions.

PROCEDURES

We must receive any election, designation, assignment or any other change request you make in writing, except those specified on the application. It must be in a form acceptable to us. We may require a return of the policy for any change or for a full surrender. We are not liable for any action we take before we receive and record the written request at our Customer Service Center.

In the event of the death of the insured, please let us or our agent know as soon as possible. Upon notification to us or our agent, instructions will promptly be sent to you or the beneficiary. We may require proof of age and a certified copy of the death certificate. We may require the beneficiary and next of kin to sign authorizations as part of due proof. These authorization forms allow us to obtain information about the decedent, including, but not limited to, medical records of physicians and hospitals used by the decedent. Settlement will be made upon receipt of due proof of death.

OWNERSHIP

The original owner is the person or entity named as the owner in the application. You, as the owner, can exercise all rights and receive the benefits until the insured's death. This includes the right to change the owner, beneficiaries, and methods for the payment of proceeds. All rights of the owner are subject to the rights of any assignee and any irrevocable beneficiary.

You may name a new owner by sending written notice to us. The effective date of the change to the new owner will be the date you sign the notice. The change will not affect any payment made or action taken by us before we record the change at our Customer Service Center.

BENEFICIARIES

The primary beneficiary surviving the insured's death will receive any death proceeds which become payable. Surviving contingent beneficiaries are paid death proceeds only if no primary beneficiary has survived the insured's death. If more than one beneficiary in a class survives the insured's death, they will share the death proceeds equally, unless your designation provides otherwise. If there is no designated beneficiary surviving, you or your estate will be paid the death proceeds. The beneficiary designation will be on file with us or at a location designated by us. Until the insured's death, you may name a new beneficiary. The effective date of the change will be the date the request was signed. We will pay proceeds to the most recent beneficiary designation on file. We will not be subject to multiple payments.

CHANGE RIGHT

If, for any reason within the first two policy years you no longer want a policy in which values vary with the investment experience of the Variable Account, we will change this policy. The change will be made by transferring your account value in all the subaccounts into the Fixed Account and by removing your future right to choose to make allocations to the Variable Account.

COLLATERAL ASSIGNMENT

You may assign this policy as collateral security by written notice to us. Once it is recorded with us, the rights of the owner and beneficiary are subject to the assignment. It is your responsibility to make sure the assignment is valid.

INCONTESTABILITY

After this policy has been in force while the insured is alive for two years from the policy date, we will not contest the statements in the application attached at issue.

After this policy has been in force while the insured is alive for two years from the effective date of an increase in any benefit, we will not contest the statements in the application for the increase.

After this policy has been in force while the insured is alive for two years from the effective date of any reinstatement, we will not contest the statements in the application for such reinstatement.

MISSTATEMENT OF AGE OR SEX

If the insured's age or sex has been misstated, the death benefit will be adjusted. Notwithstanding the Incontestability provision above, the death benefit will be that which the cost of insurance, which was deducted from your policy value on the last monthly processing date prior to the death of the insured, would have purchased for the insured's correct age or sex.

SUICIDE EXCLUSION

If the insured commits suicide, while sane or insane, within two years of the policy date, we will make a limited payment to the beneficiary. We will pay in one sum the amount of all premiums paid to us during that time, minus any outstanding policy loan (including accrued but unpaid interest) and partial withdrawals. Coverage under the policy and all riders will then terminate.

If the insured commits suicide, while sane or insane, within two years of the effective date of an increase in any benefit, we will make a limited payment to the beneficiary for the increase. This payment will equal the cost of insurance and any applicable monthly expense charges deducted for such increase. Coverage under that increase will then terminate.

PERIODIC REPORTS

We will send you, without charge, at least once each year a report that shows the current account values, surrender value, and premiums paid since the last report. The report will also show the allocation of your policy value as of the date of the report and the amounts added to or deducted from your account values since the last report. The report will include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

ILLUSTRATION OF BENEFITS AND VALUES

We will send you, upon written request, a hypothetical illustration of future death benefits and account values. This illustration will include the information as required by the laws or regulations where this policy is delivered. If you request more than one illustration during a policy year, we reserve the right to charge a reasonable fee for each additional illustration. The maximum amount of this fee is shown in the Schedule.

NON-PARTICIPATING

The policy does not participate in our surplus earnings.

CUSTOMER SERVICE CENTER

Our Customer Service Center is at the address shown in the Schedule. Unless otherwise provided in this policy or you are otherwise notified:

  All requests and payments should be sent to us at our Customer Service Center; and
  All transactions are effective as of the valuation date the required information is received at our Customer Service Center.

PAYOUTS OTHER THAN AS ONE SUM

ELECTION

Before the insured's death, you may elect to have the beneficiary receive the proceeds other than in one sum. If you have not made an election, the beneficiary may do so within 60 days after we receive due proof of the insured's death. You may also elect to take the surrender value of the policy upon its surrender other than in one sum. Satisfactory written request must be received at our Customer Service Center before payment can be made. A payee that is not a natural person may not be named without our consent. The various methods of settlement are described in the following Payout Options provision. You may choose payouts to be made annually, semi-annually, quarterly, or monthly.

PAYOUT OPTIONS

OPTION I. Payouts for a Designated Period. Payouts will be made in equal installments as elected for a designated period, which may be 5 to 30 years. The effective annual interest rate will never be less than the Settlement Option Interest Rate shown in the Schedule. The minimum rates for sample monthly payouts for each $1,000 of proceeds are shown in the Schedule in Settlement Option Table I.

OPTION II. Life Income With Payouts for a Designated Period. Payouts will be made in equal installments throughout the payee's lifetime, or if longer, for a period of 5, 10, 15 or 20 years as elected. The amount of each installment will be no less than those computed using the Settlement Option Mortality Table and Settlement Option Interest Rate shown in the Schedule. The minimum rates for sample monthly payouts for each $1,000 of proceeds are shown in Settlement Option Table II.

OPTION III. Hold at Interest. Amounts may be left on deposit with us to be paid upon the death of the payee or at any earlier date elected. The effective annual interest rate will never be less than the Settlement Option Interest Rate shown in the Schedule. Interest may be accumulated or paid annually, semi-annually, quarterly, or monthly, as elected. Money may not be left on deposit for more than 30 years.

OPTION IV. Payouts of a Designated Amount. Payouts will be made in equal installments until proceeds and interest are exhausted. The effective annual interest rate will never be less than the Settlement Option Interest Rate shown in the Schedule.

OPTION V. Other. Settlement may be made in any other manner as agreed upon in writing between you (or the beneficiary) and us.

CHANGE AND WITHDRAWAL

You may change any payout election at any time before the insured's death. If you have given the beneficiary the right to make changes or withdrawals, or if the beneficiary has elected the option, the beneficiary (as primary payee) may take the actions below.

  Changes may be made from Payout Options I, III, and IV to another option.
  Full withdrawals may be made under Payout Option III or IV. Partial withdrawals of not less than $300 may be made under Payout Option III.
  Changes in any contingent payee designation may be made.

A request must be sent to our Customer Service Center in writing to make a change or withdrawal. We also may require that you send in the supplementary policy. We may defer payment of commuted and withdrawn amounts for a period up to six months.

MINIMUM AMOUNTS

The minimum amount that may be applied under any option is $2,000. If the payments to the payee are ever less than $20, we may change the frequency of payments so that the payments are at least that amount.

SUPPLEMENTARY POLICY

When a payout option becomes effective, the policy will be surrendered in exchange for a supplementary policy. It will provide for the manner of settlement and rights of the payees. The supplementary policy's effective date will be the date of the insured's death or the date of other settlement. The first payment under Payout Options I, II, and IV will be payable as of the effective date. The first interest payment under Payout Option III will be made as of the end of the interest payment period elected. Subsequent payments will be made according to the frequency of payment elected. The supplementary policy may not be assigned or payments made to another without our consent.

INCOME PROTECTION

Unless otherwise provided in the election, a payee does not have the right to commute, transfer or encumber amounts held or installments to become payable. To the extent provided by law, the proceeds, amount retained, and installments are not subject to any payee's debts, policies, or engagements.

DEATH OF PRIMARY PAYEE

Upon the primary payee's death, any payments certain under Payout Options I or II, interest payments under Payout Option III, or payments under Payout Option IV will be continued to the contingent payee; or, amounts may be released in one sum if permitted by the policy. The final payee will be the estate of the last to die of the primary payee and any contingent payee.

PAYMENTS OTHER THAN MONTHLY

Factors for other periods certain or for payment frequencies other than monthly may be provided by mutual agreement and will be provided upon reasonable request.

This policy is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY.

This is a NON-PARTICIPATING policy.

Death benefits and other values provided by this policy, when based on the investment experience of the Variable Account, are variable. These values may increase or decrease based on investment experience of the subaccounts and are not guaranteed as to a fixed dollar amount. Death benefits are payable by us upon the death of the insured. There is no maturity date. Flexible premiums are payable by you during the lifetime of the insured until the policy anniversary nearest the insured's age 100.

To obtain information or make a complaint, contact

Security Life of Denver Insurance Company

Customer Service Center

P. O. Box 724927

Atlanta, Georgia 30119

866-790-1988

SECURITY LIFE OF DENVER INSURANCE COMPANY

A Stock Company